UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 25, 2026
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Alight, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street,
50th Floor, Suite 5000, Chicago, IL		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (224)737-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Equity Award Grants
Effective March 25, 2026, the Compensation Committee (the “Committee”) of the Board of Directors of Alight, Inc. (the “Company”) approved a grant of performance-vesting restricted stock units for the Company’s named executive officers (the “TVR Awards”) and certain other key employees under the Company’s 2021 Omnibus Plan (the “Plan”). The Committee issued the TVR Awards to incentivize strong financial performance by the Company and determined the structure of such grants in consultation with Mercer, its external, independent compensation consultant after benchmarking compensation to the Company’s peer group among other factors.
The Committee approved the following grants for the named executive officers:

Name	Shares Subject to TVR Award
Rohit Verma	7,000,000
Martin Felli	1,250,000
The TVR Awards are eligible to vest based on the achievement of certain stock price milestones at any time between April 1, 2026 and the earlier to occur of December 31, 2030 or a change in control (the “Measurement Period”). The stock price milestones allow a pro rata portion of the TVR Awards to vest on a linear basis within each vesting tranche as to up to 25% of the award when the volume-weighted average price per share (“VWAP”) of the Company’s Class A Common Stock, par value $0.0001 per share, for any twenty (20) consecutive trading day period exceeds the minimum target stock price for the indicated tranche. The Committee will certify the Company’s stock price performance after each calendar quarter to determine the shares to be awarded for the prior quarter’s performance. The stock price tranche target ranges are as follows:

Tranche	Minimum Highest 20-day VWAP	Maximum Highest 20-day VWAP	Percentage Earned at Maximum Achievement
1	$1.50	$2.25	25%
2	$2.25	$3.00	25%
3	$3.00	$3.75	25%
4	$3.75	$4.50	25%
If the highest achieved 20-day VWAP in any calendar quarter falls between the stated minimum and maximum achievement levels for a particular vesting tranche, the executive will earn a pro-rata portion of that vesting tranche (to the extent not previously earned) and will remain eligible to vest into the remaining unearned portion of that vesting tranche and other vesting tranches in subsequent quarters based on future stock price performance. For example, if the VWAP Average for a 20 consecutive trading day period at the end of Q3 2026 is $1.875 (and did not exceed $1.50 in a prior calendar quarter), which is exactly halfway (or 50%) between the minimum and maximum highest 20-day VWAP of Tranche 1, the executive will vest into 12.5% of the executive’s TVR Award (50% of the 25% available in Tranche 1) based on the Q3 2026 performance, subject to also satisfying the continued employment vesting condition. The remaining 12.5% of the TVR Award available for the Tranche 1 VWAP price range (in addition to portions of the TVR Award covered by Tranches 2, 3 and 4) will then remain available for vesting in subsequent calendar quarters within the Measurement Period if the 20-day VWAP in such future quarter exceeds $1.875. Once shares are vested for a particular VWAP price threshold, additional TVR Award shares may only vest for achievement of higher VWAP levels in subsequent calendar quarters before the end of the Measurement Period.
An executive generally must remain actively employed through the last day of a calendar quarter in order to vest in any incremental portion of the TVR Award based on stock price performance within that calendar quarter, provided that in the event of an executive’s termination due to death or disability within a calendar quarter, the executive will remain eligible to vest in the incremental portion of the TVR Award that is earned for that calendar quarter based on actual stock price performance. Vested TVR Award shares generally must be retained by the executive for twelve months after the vested shares are received, subject to certain exceptions in the case of death, disability, estate planning transfers or a change in control.
The Measurement Period will end automatically upon the occurrence of a change in control, and the Company’s stock price achieved upon such change in control will be deemed to equal the 20-day VWAP for that calendar quarter if the change in control stock price exceeds the actual highest achieved 20-day VWAP for that calendar quarter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alight, Inc.

Date:	March 26, 2026	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary